UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2008

GOLDEN ELEPHANT GLASS TECHNOLOGY, INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-21071	88-0309578
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

123 Chuangye Road

Haizhou District, Fuxin City,

Liaoning, PRC, 123000

(Address of Principal Executive Offices)

(86) 418-3995066

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Golden Elephant Glass Technology, Inc. (the "Company") recently decided to accelerate a maintenance program for one of its float glass production lines due to current economic conditions which have resulted in a significant decrease in the price of float glass during the winter of 2008. Implementation of the Company’s maintenance program, which had originally been scheduled to occur in the second half of 2009, resulted in an immediate suspension of operations of the float glass production line and a concomitant reduction in sales of float glass products. The maintenance program started at the end of November 2008 and is expected to be completed in the first half of 2009. The Company’s maintenance program involves performing routine maintenance, making required upgrades to its production line, and improving the technology for manufacturing its higher end ultra-clear glass products.

Management believes that implementing the maintenance program now, at a time when float glass prices are depressed, will mitigate the negative economic impact of suspended operations and lost revenues from reduced float glass sales and position the Company for efficient operations when and if the prices of float glass return to past levels.

Once the maintenance program is completed, the Company expects to re-commence full operation of its production line and the daily melting capacity of which will be increased from 300 metric tons to approximately 330 metric tons. The management believes that the acceleration of the maintenance program could have a negative near-term impact the Company’s revenue and net income in 2008 and 2009, although the impact of which is uncertain as of the date of this report.

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, among others, those concerning the Company’s expected financial performance, the Company’s future operating results, the Company’s expectations regarding the completion date of the maintenance program and the increase of the production capacity of its production line, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause the Company’s actual results to differ materially from those anticipated, expressed or implied in the forward-looking statements. The words "believe," "expect," "anticipate," "project," "targets," "optimistic," "intend," "aim," "will" or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company assumes no obligation and does not intend to update any forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Elephant Glass Technology, Inc.

Date: December 31, 2008

/s/ Lihui Song
Lihui Song
President and Chief Executive Officer